Exhibit 10.2

Addendum No. 1 to

MASTER AGREEMENT

(hereinafter “Agreement”) dated the 4th day of April, 2006 by and between Tower Group, Inc., a Delaware corporation (“TGI”), Tower Insurance Company of New York (“TICNY”), a New York Corporation, and Tower National Insurance Company (“TNIC”) a Massachusetts corporation, (collectively “Tower”) and CastlePoint Holdings, Ltd. (“CPH”), a Bermuda exempted corporation, and CastlePoint Management Corp., (“CPM”), a Delaware corporation (collectively “CastlePoint”). Together TGI and CPH are referred to as the “Parties”.

RECITALS

Whereas, TGI and CPH have concluded that it is in their best interests to prepare an addendum number 1 (“Addendum”) to the Agreement to provide:

A.                                           a revision to each of the applicable existing and proposed intercompany agreements to make TICNY the sole TGI owned company that is a participant to the various pooling and reinsurance agreements, in view of Tower’s planned acquisition of additional operating companies; and

B.                                             clarification on the Parties’ intentions regarding mutual annual termination provisions added, at the recommendation of the New York Insurance Department, to the three quota share reinsurance agreements between TICNY, TNIC and CastlePoint Reinsurance Company, Ltd. (“CPRe”) after the Agreement was executed April 4, 2006; and

C.                                             an adjustment to the amount ceded under the Brokerage Business Quota Share Reinsurance Agreement, and revised procedures surrounding how the amount reinsured under this agreement is adjusted; and

D.                                            adjustments to the Traditional Program Business Quota Share Reinsurance Agreement to eliminate the provision for a sliding ceding commission based on loss ratio and replace it with a sharing of expenses and losses, revise the amount of business that may be ceded and the amount of business that will be ceded by Tower to CPRe, and revise procedures surrounding how the amount reinsured under this agreement is adjusted and allow for the termination of the Traditional Program Business Quota Share Reinsurance Agreement when the Traditional Program Business pool is operational; and

E.                                              an acknowledgement that the three pooling agreements initially contemplated by the Agreement will, at the recommendation of the New York Insurance Department, be separated and reconstituted as (i) three pooling agreements and (ii) three pool management agreements; and

F.                                              (i) elimination from the Traditional Program Business Pool Management Agreement and Specialty Program Business Pool Management Agreements the provision for a sliding ceding commission based on loss ratio and its replacement with a sharing of expenses and losses, (ii) making CastlePoint the manager of the Traditional Program Business pool and adjusting Tower’s participation and range of participation in the Traditional Program Business Pooling Agreement, adjusting Tower’s participation in the Brokerage Business Pooling Agreement, and adjusting Tower’s range of participation in the Specialty Program Business Pooling Agreement,

and (iii) providing different treatment of catastrophe costs beginning April 1, 2007 under the Brokerage Business Pooling Agreement; and

G.                                             revised procedures surrounding how the pooling shares under the pooling agreements are adjusted; and

H.                                            clarification on the Parties intentions regarding termination provisions added, at the recommendation of the New York Insurance Department, to the three pooling agreements between TICNY, TNIC and CastlePoint Insurance Company. (“CPIC”) after the Agreement was executed April 4, 2006; and

I.                                                 acknowledgement that the Program Management Agreements attached to the Agreement will, at the request of the New York Insurance Department, be separated into (i) a Program Management Agreement between CPM and TICNY, and (ii) a Program Management Agreement between CPM and TNIC, and that CPM (or CPIC) will be the manager of the Traditional Program Business as well as the Specialty Program Business and Insurance Risk Sharing Business; and

J.                                                clarification on the Parties intentions regarding termination provisions added, at the recommendation of the New York Insurance Department, to the Program Management Agreements between TICNY, TNIC and CPM after the Agreement was executed April 4, 2006; and

K.                                            Revision of the Service and Expense Sharing Agreement to reflect the recommendations of the New York Insurance Department; and

L.                                              Extension of the terms of the Master Agreement and other intercompany agreements for an extra year, making the terms four years in total, or action consistent therewith; and

M.                                         Creation of an obligation of TGI to cause its soon-to-be or newlyacquired subsidiaries to provide a right of first refusal to enter into a loss portfolio transfer with CastlePoint Re, if TGI decides to effectuate a loss portfolio transfer for the reserves of such subsidiaries, upon mutually acceptable market competitive terms.

Now therefore, in consideration of the foregoing, of the mutual covenants and undertakings as set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.                       That TICNY shall be the only TGI company that is a party to the intercompany quota share reinsurance and pooling agreements between Tower and CastlePoint, in view of Tower’s planned acquisition of additional operating companies. However, it is the intention of the parties that this modification should not effect the financial results Tower and CastlePoint that were contemplated prior to this change and, to that end, Tower shall create and enter into pooling agreement(s) between all of the TGI insurance companies with TICNY as the assuming and retroceeding insurer among the TGI companies of all property and casualty insurance written by the TGI companies, and that TICNY becomes the sole TGI company participating in the Brokerage Business, Specialty Program Business and Insurance Risk Sharing Business, and Traditional Program Business quota share reinsurance agreements and in the Brokerage Business, Traditional Program Business, and Specialty Program Business pooling agreements between Tower and CastlePoint, with the result that the same percentage of premium, expenses, and losses as previously contemplated by the Parties under the pooling and quota share agreements will be ceded to CastlePoint. See Exhibits 1, 2, 3, 4, 5, & 6 attached.

2.                                       That notwithstanding the inclusion of the annual mutual termination provisions in the Amended and Restated Brokerage Business Quota Share Reinsurance Agreement, the Amended and Restated Specialty Program Business and Insurance Risk Sharing Business Quota Share Reinsurance Agreement and the Amended and Restated Traditional Program Business Quota Share Reinsurance Agreement (collectively the “Amended and Restated Quota Share Agreements”) all of which were executed August 30, 2006, neither TGI nor CPH will cause or permit TICNY or CPRe, respectively, to exercise the annual right to terminate the agreement that each now has under the Amended and Restated Quota Share Agreements.  The foregoing shall not be understood to prohibit each of TICNY or CPRe, as parties to the Amended and Restated Quota Share Agreements, from exercising any other termination right that it might possess under the Amended and Restated Quota Share Agreements.

3.                                       That, as of July 1, 2006, the amount ceded by the Company (as defined in the agreement) under the Brokerage Business Quota Share Reinsurance Agreement is 40%, and that the amount ceded may be adjusted upon not less than thirty (30) days prior written notice to the Reinsurer (as defined in the agreement), unless such notice is waived by the Reinsurer, and provided, however, that the Company and the Reinsurer may agree to change the Reinsurer’s quota share participation as of any calendar quarter, with all such changes being affixed to the Agreement. See Exhibit 1 attached.

4.                                     That (a) as of July 1, 2006, the sliding scale ceding commission in the Traditional Program Business Quota Share Reinsurance Agreement will be deleted from that agreement to be replaced by a sharing of expenses and losses based on the amounts ceded and assumed by CPRe and Tower, with such expenses being deemed to be 30% of premiums, (b) as of July 1, 2006, the Traditional Program Business Quota Share Reinsurance Agreement will be amended to provide for Tower to be able to cede between 50% and 75% to CPRe, (c) as of July 1, 2006, the amount ceded by Tower under the Traditional Program Business Quota Share Reinsurance Agreement will be 50%, (d) the amount ceded may be adjusted upon not less than thirty (30) days prior written notice to the Reinsurer, unless such notice is waived by the Reinsurer, and provided, however, that the Company and the Reinsurer may agree to change the Reinsurer’s quota share participation as of any calendar quarter, with all such changes being affixed to the Agreement, and (e) it is the intention of the Parties that the Traditional Program Business Quota Share Reinsurance Agreement be terminated when the Traditional Program Business Pooling Agreement is operational. See Exhibit 3 attached.

5.                                     That (a) the Brokerage Business Pooling Agreement as originally drafted and attached to the Agreement will be separated and reconstituted into two separate agreements entitled: (i) the Brokerage Business Pooling Agreement and (ii) the Brokerage Business Pool Management Agreement; (b) the Specialty

Program Business Pooling Agreement as originally drafted and attached to the Agreement will be separated into two separate agreements entitled (i) the Specialty Program Business Pooling Agreement and (ii) the Specialty Program Business Pool Management Agreement; and (c) the Traditional Program Business Pooling Agreement as originally drafted and attached to the Agreement will be separated into two separate agreements entitled (i) the Traditional Program Business Pooling Agreement and (ii) the Traditional Program Business Pool Management Agreement; and that all agreements shall contain modifications recommended by the New York Insurance Department. See Exhibits 4, 5, 6, 7, 8 & 9 attached.

6.                                       That the sliding scale management fee based on loss ratio found in the initial Specialty Program Business Pooling Agreement and in the Traditional Program Business Pooling Agreement will not be included in either of the Traditional Program Business Pool Management Agreement or in the Specialty Program Business Pool Management Agreement when those agreements are executed pursuant to paragraph 5 above, and instead will be replaced by a sharing of expenses and losses based on the amounts ceded and assumed by CPIC and Tower, with the expenses being deemed to be 30%; and that Article IV of the Brokerage Business Pooling Agreement shall read as follows:

ARTICLE IV                          Reinsurance

TICNY, as pool manager, shall negotiate, obtain and maintain such Pool Reinsurance as it deems appropriate with respect to the liabilities of the Brokerage Business Pool, which reinsurance shall inure to the benefit of the Participating Companies according to their respective Pooling Percentages.

TICNY shall purchase property and casualty excess of loss reinsurance and property catastrophe excess of loss reinsurance from third party reinsurers to protect the net exposure of the Participating Companies. The property catastrophe excess of loss reinsurance purchased by TICNY may provide for up to approximately 10% of the combined surplus of Tower and CPIC to be retained by the pool prior to reinsurance by third party reinsurance companies (“Pooled Retention”). CastlePoint also shall have the right, in its discretion, to require TICNY to increase the Pooled Retention by an additional amount of up to 10% of the surplus of CastlePoint Reinsurance Company Ltd. (“CPRe”), with such additional reinsurance to be purchased from CPRe.

For the period beginning April 1, 2006 and ending March 31, 2007, the premiums pooled shall not be reduced by TICNY’s property catastrophe premiums ceded and the losses pooled shall include TICNY’s property catastrophe actual incurred losses up to a maximum of $15,000,000 times CPIC’s pooling percentage.  For the period beginning April 1, 2007 the amount of property catastrophe premiums ceded that will be paid by CPIC shall be the total amount of property catastrophe premiums ceded by the brokerage pool times CPIC’s pooling percentage.  For the period beginning April 1, 2007, the amount of property catastrophe losses incurred that will be paid by CPIC shall be the total amount of property catastrophe losses actually incurred within the property catastrophe deductible for the brokerage pool times CPIC’s pooling percentage.  The total amount of property catastrophe premiums ceded and the total amount of property catastrophe incurred losses paid by TICNY shall be the total amount of property catastrophe premiums ceded and incurred losses for the total brokerage pool less the amounts paid by CPIC as defined above.

In addition, the Brokerage Business Quota Share Reinsurance Agreement shall be amended to provide that for the period beginning April 1, 2007, to the extent that the total amount ceded to CPRE and pooled with CPIC exceeds 43.75% of TICNY’s Brokerage Business Premiums, the amount of property catastrophe premiums ceded that will be paid by CPRe shall be 30% or the total amount, whichever is lesser, of property catastrophe premiums ceded by the brokerage pool less the amount paid by CPIC under the Brokerage Business Pooling Agreement, and, for the period beginning April 1, 2007, to the extent that the total amount ceded to CPRE and pooled with CPIC exceeds 43.75% of TICNY’s Brokerage Business premiums, the amount of property catastrophe losses incurred that will be paid by CPRe shall be 30% or the total amount, whichever is lesser, of property catastrophe losses actually incurred within the property catastrophe deductible for the brokerage pool less the amount paid by CPIC under the Brokerage Business Pooling Agreement.  See Exhibits 4, 8 & 9 attached.

7.                                       That: (a) Tower has the right to unilaterally adjust its percentage participation in the Brokerage Business Pooling Agreement between a minimum participation of 55% and a maximum participation of 75%, provided, however, that Tower’s maximum participation may be as high as 85% if all parties affirmatively assent to such higher figure; (b) that Tower’s combined participation in the Specialty Program Business Pooling Agreement is initially 15% with a minimum of 15% and a maximum of 50%; and (c) that Tower’s combined participation in the Traditional Program Business Pooling Agreement is initially 50% with a minimum participation of 15% and a maximum participation of 50%; (d) that the pool participations in all pools may be adjusted by the Pool Manager upon not less than thirty (30) days prior written notice to the other Participating Companies, unless such notice is waived by the other Participating Companies, and provided, however, that the Pool Manager and the other Participating Companies may agree to change the pool participations as of any calendar quarter, with all such changes being affixed to the applicable Agreement; and (e) that the initial pooling percentage of TICNY in the Brokerage Business Pooling Agreement commencing January 1, 2007 is 85%. See Exhibits 4, 5 & 6 attached.

8.                                     That, notwithstanding the inclusion of the right of immediate mutual termination and unilateral termination at the end of a quarter upon 60 days’ notice as provided in the Amended and Restated Brokerage Business Pooling Agreement, the Amended and Restated Traditional Program Business Pooling Agreement and the Amended and Restated Specialty Program Business Pooling Agreement (collectively the “Amended and Restated Pooling Agreements”), neither TGI nor CPH will cause or permit TICNY or CPIC, respectively, to exercise the right of immediate mutual termination of the agreements or the right that each has to unilaterally terminate an agreement as of the end of the quarter upon 60 days notice that each now has under the Amended and Restated Pooling Agreements. The foregoing shall not be understood to prohibit each of TICNY or CPIC, as parties to the Amended and Restated Pooling Agreements, from exercising any other termination right that it might possess under the Amended and Restated Pooling Agreements.

9.                                     That the Program Management Agreement as originally attached to the Agreement will, at the request of the New York Insurance Department, be separated into an agreement between CPM and TICNY and an agreement between CPM and TNIC, and that CPM will be the manager under both agreements of the Traditional Program Business as well as the Specialty Program Business and Insurance Risk Sharing Business, and that the agreements shall contain further modifications as recommended by the New York Insurance Department. See Exhibits10 & 11 attached.

10.                               That, notwithstanding the inclusion of the right of unilateral termination upon 60 days notice in the Program Management Agreements, neither TGI nor CPH will cause or permit TICNY and TNIC or CPM, respectively, to exercise the right that each has to unilaterally terminate an agreement upon 60 days notice that each has under the Amended and Restated Program Management Agreements. The foregoing shall not be understood to prohibit TICNY, TNIC or CPM, as parties to the Amended and Restated Program Management Agreements from exercising any other termination right that each might possess under the Amended and Restated Program Management Agreements.

11.                               That the Service and Expense Agreement be reconstituted into as many separate agreements are necessary to receive approval from the applicable regulatory authorities. See Exhibits 12 & 13 attached.

12.                                 That the Parties intend for the Master Agreement to be effective for an additional year (making four years in total) and the Parties shall cause their subsidiaries to recognize that it is the Parties intention to have the Master Agreement be effective for an additional year and shall cause their subsidiaries (i) to not exercise the rights of immediate termination, as set forth above, and (ii) to take all necessary and reasonable action to give force and effect to the intent and purposes of the Master Agreement for the additional year.

13.                                 That if TGI is acquiring any new operating companies and desires to cause these subsidiaries to effectuate a loss portfolio transfer of existing reserves, TGI will provide to, and cause its new subsidiaries to offer to, CPRe, or such other subsidiary of CastlePoint that may assume such loss transfer, a right of first refusal to be the assuming company of such loss portfolio transfer on mutually acceptable competitive market terms.

14.                               Miscellaneous.

A.                Except as otherwise specifically addressed in this Addendum, all other provisions of the Agreement shall remain in full force and effect without modification thereto, but interpreted consistently with the provisions of this Addendum.

B.      This Addendum may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

C.                  This Addendum and all actions arising out of or in connection with this Addendum shall be governed by and construed according to the laws of the State of New York, exclusive of the rules with respect to conflict of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, TGI and CPH have caused this Addendum to be executed by their respective undersigned officers, each thereunto duly authorized.

Tower Group, Inc.

By	/s/ Francis M. Colalucci
Name: Francis M. Colalucci
Title: Senior Vice President and
Chief Financial Officer
Date: January 11, 2007

CastlePoint Holdings, Ltd

By	/s/ Joel S. Weiner
Name: Joel S. Weiner
Title: Senior Vice President and
Chief Financial Officer
Date: January 11, 2007